Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-221644, 333-233465 and 333-265345 on Form S-8, and Registration Statement No. 333-260532 on Form S-3, of Metropolitan Bank Holding Corp. and Subsidiaries of our report dated February 28, 2025, relating to the consolidated financial statements and effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

New York, New York

February 28, 2025